Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-210502

GENERAL MOTORS FINANCIAL COMPANY, INC.

$6,000,000,000

RIGHT NOTES

VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated May 16, 2016

(To Prospectus dated March 31, 2016)

The current Registration Statement for the Notes (No. 333-210502) was automatically effective on March 31, 2016. As of May 16, 2016, the interest rates on the Notes will be as follows:

Principal Amount	Under $15,000	$15,000 - $50,000	Over $50,000
Interest Rate per Annum	0.95%	1.05%	1.15%